                                                                    EXHIBIT 12.1


                  Southern Star Central Corp. and Subsidiaries
                       Ratio of Earnings to Fixed Charges


Historical:
                                   Southern Star                                     Predecessor
                            ----------------------------   ---------------------------------------------------------------
                                            For the         For the
                                             Period          Period
                            Nine Month     November 16      January 1
                            Period Ended      through         through                    Year Ended December 31,
                            September 30,  December 31,     November 15,   -----------------------------------------------
                                 2003         2002             2002          2001         2000         1999        1998
                                 ----         ----             ----          ----         ----         ----        ----
                                   (in thousands)                                            (in thousands)

Fixed Charges:
Interest expense              $32,209        $3,727            $11,710      $13,502      $11,153      $16,469    $ 14,690
Capitalized interest              151           (14)               416          639          334          357         116
                              --------       -------           --------     --------     --------     --------   ---------
  Fixed Charges               $32,360        $3,713            $12,126      $14,141      $11,487      $16,826    $ 14,806
                              ========       =======           ========     ========     ========     ========   =========
Earnings:
Add:
  Income (Loss) Before
    Income taxes              $ 3,135        $1,277            $24,078      $34,589      $30,768      $31,192    $(14,680)
  Fixed Charges (calculated
    above)                     32,360         3,713             12,126       14,141       11,487       16,826      14,806
Deduct:
  Capitalized interest           (151)           14               (416)        (639)        (334)        (357)       (116)
                              --------       -------           --------     --------     --------     --------   ---------
  Earnings                    $35,344        $5,004            $35,788      $48,091      $41,921      $47,661    $     10
                              ========       =======           ========     ========     ========     ========   =========
Ratio of Earnings to Fixed       1.09x         1.35x              2.95x        3.40x        3.65x        2.83x        -
  Charges



Note: In 1998, Earnings were inadequate to cover Fixed Charges by $14.8 million.


Pro Forma:
                                         Southern Star Central Corp.
                                              and Subsidiaries
                                  -----------------------------------------
                                   September 30,
                                     2003 Pro           December 31, 2002
                                     Forma as              Pro Forma as
                                     Adjusted                Adjusted
                                  (in thousands)          (in thousands)

Fixed Charges:
  Interest expense                    $30,520                $40,970
  Capitalized interest                    151                    402
                                      -------                -------
    Fixed Charges                      30,671                 41,372
                                      =======                =======

Earnings:
Add:
  Income (Loss) Before Income
    taxes                               4,824                   (178)
  Fixed Charges (calculated
    above)                             30,671                 41,372
  Deduct:
    Capitalized interest                 (151)                  (402)
                                      -------                -------
    Earnings                          $35,344                $40,792
                                      =======                =======

Ratio of Earnings to Fixed
  Charges                                1.15X                   -


Note: For December 31, 2002, the Pro Forma as Adjusted Earnings were inadequate to cover Fixed Charges by $0.6 million.